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                                                                 EXHIBIT 10.90


                                                         As of August 13, 2001



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York  10036

     Re: TWENTY-THIRD AMENDMENT TO FINANCING AGREEMENTS (THIS "AMENDMENT")

Ladies and Gentlemen:


        Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Company L.P. ("Borrower") dated as of June 16, 1992, as amended (the Accounts Agreement"), the Covenant Supplement to Accounts Financing Agreement [Security Agreement between Congress and Borrower, dated June 16, 1992, as amended (the "Covenant Supplement"), the letter, re Inventory Loans, dated December 31, 1994 by and between Congress and Borrower, as amended (the "Inventory Loan Letter"), the Inventory and Equipment Security Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16,1992, as amended (the "Inventory and Equipment Agreement"), the Trade Financing Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended (the "Trade Financing Agreement Supplement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreements.

        Based on Borrower's financial statements for the fiscal period ending July 31, 2001, Borrower has failed to comply with the working capital and net worth covenants set forth in the Financing Agreements through July 31, 2001 and Borrower hereby requests that Congress waive Borrower's compliance therewith through August 31, 2001;

        Borrower has also requested certain modifications to the Financing Agreements and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

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         In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:


         1. NET WORTH COVENANT. (a) Subject to the terms and conditions contained herein, Congress hereby waives the Event of Default that has occurred arising under Section 4.13 of the Covenant Supplement as a result of the failure of Borrower to maintain Net Worth in the amount required thereunder through July 31, 2001.

                  (b) Congress has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described above, or otherwise, other than the Event of Default described in Section 1(a) hereof. Congress reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default that may have occurred before the date hereof, or are continuing on the date hereof, or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise, including any Event of Default pursuant to the failure of Borrower to comply with Section 4.13 of Covenant Supplement at any time after September 1, 2001.

                  (c) Effective as of September 1, 2001, Section 4.13 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

                "4.13 NET WORTH. Borrower shall at all times during the period commencing September 1, 2001 and ending December 31, 2001 maintain a Net Worth of not less than $10,000,000 and at all times after December 31, 2001 maintain a New Worth of not less than $11,000,000."


         2. WORKING CAPITAL COVENANT. (a) Subject to the terms and conditions contained herein, Congress hereby waives the Event of Default that has occurred arising under Section 4.14 of the Covenant Supplement as a result of the failure of Borrower to maintain Working Capital in the amount required thereunder through July 31, 2001.

                  (b) Congress has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described above or otherwise, other than the Event of Default described in Section 2(a) hereof. Congress reserves the right, in its discretion to exercise any or all of its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default that may have occurred before the date hereof, or are continuing on the date hereof, or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default

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described above or otherwise, including any Event of Default pursuant to the failure of Borrower to comply with Section 4.14 of Covenant Supplement at any time after September 1, 2001.

                  (c) Effective as of September 1, 2001, Section 4.14 of the Covenant Supplement is hereby deleted in its entirety and replaced with the following:

                  "4.14 WORKING CAPITAL. Borrower, will at all times, during the period commencing September 1, 2001 and ending December 31, 2001 maintain Working Capital of not less than $14,000,000 and at all times after December 31, 2001 maintain Working Capital of not less than $15,000,000."


         3. INVENTORY LOANS. Section 2 of the Inventory Loan Letter is deleted in its entirety and replaced with the following:

                  "In addition to loans which may be made by you to us, pursuant to Section 2 of the Accounts Agreement, you shall, in your sole discretion, make loans to us from time to time, at our request, of up to the following percentages of Value of the following categories of Eligible Inventory (the "Inventory Borrowing Base") or such greater or lesser percentages thereof as you shall, in your sole discretion, determine from time to time:

                  the sum of

                              (a)    (i) at all times prior to delivery to
                                     Congress of the September Appraisal (as
                                     such term is defined in the Inventory and Equipment Security Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended), fifty (50%) percent of the Value of Eligible Imported Inventory; or


                                     (ii) at all times after the delivery of the September Appraisal (as such term is defined in the Inventory and Equipment Security Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended) to Congress, the lesser of (A) fifty (50%) percent of the Value of Eligible Imported Inventory or (B) seventy-five (75%) percent of the Net Recovery Percentage with respect to Eligible Imported Inventory multiplied by the Value of such Eligible Imported Inventory; and

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                                (b)    the lesser of (i) the lesser of (A) forty
                                       (40%) percent of the Value of Eligible
                                       Domestic Inventory or (B) seventy (70%)
                                       percent of the Net Recovery Percentage
                                       with respect to Eligible Domestic
                                       Inventory multiplied by the Value of such Eligible Domestic Inventory, or (ii) $1,000,000; PROVIDED THAT, Eligible Domestic Inventory shall only be included in the calculation of the Inventory Borrowing Base during the Seasonal Period."


         4. INVENTORY APPRAISALS. Section 2.6 of the Inventory and Equipment Agreement is hereby amended to add the following at the end of such Section:

                      "Upon Congress's request, Borrower shall, at its expense, at least twice in any twelve (12) month period, but at any time or times as Congress may request on or after an Event of Default, deliver or cause to be delivered to Congress written appraisals as to the Inventory in form, scope and methodology acceptable to Congress and by an appraiser acceptable to Congress, addressed to Congress and upon which Congress is expressly permitted to rely. In addition to the appraisals referred to in the immediately preceding sentence, Borrower, shall at its expense, deliver or cause to be delivered to Congress written appraisals as to the Inventory, based on August 2001 month-end Inventory, in form, scope and methodology acceptable to Congress and by an appraiser acceptable to Congress, addressed to Congress and upon which Congress is expressly permitted to rely no later than September 30, 2001 (the "September Appraisal)."

         5. SPECIAL AVAILABILITY RESERVE. Section 3.3 of the Covenant Supplement is hereby amended by increasing the Special Availability Reserve to $2,000,000; provided, that, upon the delivery of the September Appraisal (as such term is defined in the Inventory and Equipment Security Agreement Supplement to the Accounts Financing Agreement [Security Agreement], between Congress and Borrower, dated as of June 16, 1992, as amended) the Special Availability Reserve shall be reduced to $1,000,000.


         6. AMENDMENT FEE. In consideration of the foregoing, Borrower agrees to pay Congress a fee for entering into this Amendment in the amount of $75,000, which shall be fully earned on the date hereof. Such fee may be charged by Congress to any loan account of Borrower maintained by Congress under the Financing Agreements.


         7. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Congress pursuant to the other Financing Agreements. Borrower hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing

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and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) This Amendment and each other agreement or instrument to be executed and delivered by Borrower hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrower which is a party hereto and thereto and, if necessary, the limited partners of Borrower and/or the stockholders of the General Partner of Borrower, and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein and therein constitute legal, valid and binding obligations of Borrower enforceable against them in accordance with their terms.

                  (b) All of the representations and warranties set forth in the Accounts Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specific date, in which case such representation or warranty shall have been true and correct as of such date.

                  (c) As of the date hereof, and after giving effect to the provisions of this Amendment, no Event of Default, and no condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing.


         8. CONDITIONS PRECEDENT. The effectiveness of the waiver and amendments to the Financing Agreements provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress:

                  (a) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default, after giving effect to the waivers and amendments set forth herein;

                  (b) Congress shall have received the amendment fee as set forth in Section 5 hereof, and

                  (c) Congress shall have received, in form and substance satisfactory to Congress, an original of this Amendment duly authorized, executed and delivered by Borrower.

         9. EFFECT OF THIS AMENDMENT. Except as expressly provided herein, no other waivers, consents or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

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         10. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

         11. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).





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         12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary, to produce or account for more, than one counterpart thereof signed by each of the parties hereto.

                        Very truly yours,

                        I.C. ISAACS & COMPANY L.P.

                        By:   I.C. Isaacs & Company, Inc., general partner

                        By:      /s/  Eugene C. Wielepski
                             ----------------------------------

                        Title:   Vice President
                               --------------------------------


Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By:      /s/  Thomas A. Martin
     -------------------------------------

Title:   Vice President
       -----------------------------------




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